UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	August 8, 2007

FIVE STAR PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-25869	13-3729186
(Commission File Number)	(IRS Employer Identification No.)

10 East 40th Street, Suite 3110, New York, NY	10016
(Address of Principal Executive Offices)	(Zip Code)

(646) 742−1600
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2007, the Board of Directors of Five Star Products, Inc. (the “Company”) elected Carll Tucker, 55, to serve as a director of the Company and named him as the sole member of a Special Committee formed on that date.  Mr. Tucker served as a director of the Company from 2002 until March 2007 and is the former owner and publisher of Trader Publications.  Mr. Tucker will receive a one-time payment of $50,000 as compensation for his service on the Special Committee.

In 2006, Mr. Tucker received $26,500 as compensation for his service as a director and as the sole member of a Special Committee of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE STAR PRODUCTS, INC.

Date: August 30, 2007	By:	/s/ IRA J. SOBOTKO
Name: Ira J. Sobotko
Title: Senior Vice President, Finance